Filed under Rule 433
File No. 333-161712

CUSIP: 86802WAD0	February 1, 2011
ISSUER FREE WRITING PROSPECTUS
(To Prospectus dated September 3, 2009, Prospectus Supplement dated September 10, 2010, Product Supplement No. CCN-2 dated October 7, 2010 and Index Supplement No. 1 dated September 13, 2010)

SunTrust Banks, Inc.

$

Fixed to Contingent Coupon Notes Linked to the S&P 500® Index due February 23, 2016

•	5 year maturity
•	Return of principal if held to maturity, subject to the credit risk of SunTrust Banks, Inc.
•	Years 1 & 2: Semi-annual interest payments of 3.00% per annum
•

Years 3 through 5: Semi-annual interest payments at a minimum of 1.00% per annum, but a contingent coupon of 5.00% per annum will be paid instead if the closing level of the S&P 500® Index (or “SPX”) on the related semi-annual observation date is at least equal to the strike level; the strike level will be an amount 5% to 10% greater than the initial level of the SPX on the pricing date. The actual strike level will be determined on the pricing date.

The Fixed to Contingent Coupon Notes Linked to the S&P 500® Index due February 23, 2016 (the “notes” or, each a “note”) are senior, unsecured obligations of SunTrust Banks, Inc. (“SunTrust”). The notes are not deposit liabilities or other obligations of SunTrust Bank or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and are subject to investment risks, including possible loss of the principal amount invested due to the credit risk of SunTrust Banks, Inc.

Key Dates

Trade Date:	On or about February 18, 2011
Pricing Date:	On or about February 18, 2011
Settlement Date:	On or about February 25, 2011
Maturity Date:	February 23, 2016*

In the first two years of the note, interest will be paid at a rate equal to 3.00% per annum regardless of the performance of the SPX. Thereafter, on each interest payment date, a minimum coupon of 1.00% per annum will be paid unless the closing level of the SPX on the related observation date equals or exceeds the initial level of the SPX by 5% to 10% (defined herein as the strike level). In this case, on the immediately following interest payment date, you will receive the contingent coupon of 5.00% per annum instead of the minimum coupon. With respect to the maturity date, in addition to the applicable interest payment contingent on the performance of the SPX, you will also receive the principal amount of your notes.

The notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document, the accompanying index supplement no. 1, prospectus, prospectus supplement or product supplement no. CCN-2. Any representation to the contrary is a criminal offense. We have appointed SunTrust Robinson Humphrey, Inc. (“STRH”), one of our affiliates, as the agent for the sale of the notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

Investment in the notes involves certain risks. You should refer to the section entitled “Risk Factors” in this free writing prospectus and in each of the accompanying prospectus supplement, product supplement no. CCN-2 and index supplement no. 1.

	Original Offering Price	Agent Discount(1)	Proceeds to SunTrust
Per Note	100.00%	2.00%	98.00%
Total

1 In addition to the agent discount, the original offering price specified above includes structuring and development costs. If the notes were priced today, the agent discount and structuring and development costs would total approximately $27.50 per $1,000 note. The actual agent discount and structuring and development costs will be set forth in the final pricing supplement when the final terms of the notes are determined. In no event will the agent discount and structuring and development costs exceed $60.00 per $1,000 note. See “Plan of Distribution” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for further information.

*	Subject to postponement in the event of a market disruption event or certain other circumstances as described in the accompanying product supplement.

WHO ARE THE NOTES DESIGNED FOR?

The notes are designed for investors who believe that after two years, the closing level of the SPX on each semi-annual observation date will be greater than the strike level (at least 5% to 10% higher than the initial level of the SPX on the pricing date). Investors in the notes should be willing to accept a minimum coupon of 1.00% per annum after the first two years if on any or all semi-annual observation dates, the closing level of the SPX has not appreciated at least 5% to 10% from the initial level.

If you hold your notes to the maturity date, you will receive the principal amount of your notes.

INVES INVESTOR SUITABILITY

The notes may be suitable for you if:	The notes may not be suitable for you if:
• You seek a potential return greater than that of conventional debt securities with comparable maturities issued by SunTrust or another issuer with a similar credit rating.	• You prefer the lower risk of conventional debt securities.

•   You believe that the SPX on each semi-annual observation date will be greater than or equal to the strike level, but understand that your return will not be greater than the contingent coupon rate of 5.00% per annum.

• You prefer to invest in the SPX outright without any upside limitations.

•   You are willing to accept an interest payment based on 3.00% per annum in the first two years and then 1.00% per annum thereafter on any or all interest payment dates if the closing level of the SPX on the related observation date is not greater than or equal to the strike level.

• You are unwilling to accept the minimum coupon rate after the first two years.
• You are willing to forego dividends or other distributions paid to holders of stocks comprising the SPX.	• You prefer to receive the dividends or other distributions paid on stocks comprising the SPX.
• You do not seek an investment for which there is an active secondary market.	• You seek an investment for which there will be an active secondary market.
• You are willing to hold the notes to maturity.	• You are unable or unwilling to hold the notes to maturity.
• You are comfortable with the creditworthiness of SunTrust Banks, Inc., as issuer of the notes, and are willing and able to assume our credit risk.	• You are not willing or are unable to assume the credit risk associated with SunTrust, as issuer of the notes.

The suitability considerations identified above are not exhaustive. Whether or not the notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your financial, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the notes in light of your particular circumstances. You should also review carefully “Risk Factors” in this free writing prospectus and the accompanying index supplement no. 1, product supplement no. CCN-2 and prospectus supplement for a description of certain risks related to an investment in the notes.

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PAYOFF EXAMPLE

The table below shows a hypothetical example illustrating the interest payments per $1,000 principal amount note assuming an initial level of the Reference Asset equal to 1,290 and a strike level of 1,419, representing a 10% appreciation level. In addition to the interest payments below, you will receive the principal amount of your notes if you hold the notes until maturity.

Initial Level	1,290.00
Strike Level	1,419.00

		Interest Payments
Observation Dates	Closing Level	Initial Coupon	Minimum Coupon	Contingent Coupon
6 Month	N/A	3.00% p.a	N/A	N/A
1 Year	N/A	3.00% p.a	N/A	N/A
1.5 Years	N/A	3.00% p.a	N/A	N/A
2 Years	N/A	3.00% p.a	N/A	N/A
2.5 Years	1,410	N/A	1.00% p.a.	N/A
3 Years	1,415	N/A	1.00% p.a.	N/A
3.5 Years	1,430	N/A	No	5.00% p.a.
4 Years	1,450	N/A	No	5.00% p.a.
4.5 Years	1,445	N/A	No	5.00% p.a.
5 Years	1,465	N/A	No	5.00% p.a.

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TERMS OF THE NOTES

The notes will have the terms described in this free writing prospectus and the accompanying prospectus, prospectus supplement, product supplement no. CCN-2, and index supplement no. 1.

This free writing prospectus relates to an offering of notes linked to the performance of the S&P 500® Index. We refer to the S&P 500® Index in this free writing prospectus as the “Reference Asset” or the “SPX”. The purchaser of a note will acquire a senior, unsecured debt security of SunTrust Banks, Inc. linked to the Reference Asset as described below. The following are key terms relating to the notes:

Issuer:	SunTrust Banks, Inc.

Principal Amount:	$1,000 per note

Term:	5 years

Reference Asset:	The S&P 500® Index (Ticker: SPX)

Trade Date:	On or about February 18, 2011

Pricing Date:	On or about February 18, 2011

Settlement Date:	On or about February 25, 2011

Maturity Date:	February 23, 2016. The maturity date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying product supplement no. CCN-2.

Payment at Maturity:	On the maturity date, for each note, we will pay you the outstanding principal amount of your note plus an interest payment as described below.

Initial Level: Strike Level:

The closing level of the SPX on the pricing date.

105% to 110% of the Initial Level. The actual strike level will be determined on the pricing date, but the strike level will not be greater than 110% of the initial level.

Closing Level:

With respect to the pricing date and any semi-annual observation date, the closing level of the Reference Asset on such date as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “SPX<Index>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Interest Payments:

Years 1 & 2: (from and including the settlement date to but excluding February 22, 2013)

3.00% per annum (computed on the basis of a year of 360 days and two 180-day semi-annual periods) payable on the interest payment dates described below.

Years 3 through 5: (from and including February 22, 2013 to but excluding the maturity date)

1.00% per annum minimum coupon, but a contingent coupon of 5.00% per annum is paid instead if the following condition is satisfied (either rate is computed on the basis of a year of 360 days and two 180-day semi-annual periods):

If the closing level of the Reference Asset on any semi-annual observation date detailed below is equal to or greater than the Strike Level, then on the immediately following interest payment date, we will pay you an interest payment equal to the outstanding principal amount of your note multiplied by the contingent coupon rate of 5.00% per annum.

	Observation Dates	Interest Payment Dates
	N/A	August 23, 2011
	N/A	February 24, 2012
	N/A	August 23, 2012
	N/A	February 22, 2013
	August 19, 2013	August 22, 2013
	February 18, 2014	February 21, 2014
	August 18, 2014	August 21, 2014
	February 18, 2015	February 23, 2015
	August 18, 2015	August 21, 2015
	February 18, 2016	February 23, 2016

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If any semi-annual observation date is not a business day (as defined in the prospectus supplement), the closing level of the Reference Asset on the immediately following business day shall be used. Observation dates and the related interest payment dates are subject to postponement due to market disruption events as described under “Additional Terms of the Notes” in the accompanying product supplement no. CCN-2. If any Interest Payment Date is not a business day, that interest payment will be made on the next immediately following business day and no adjustment will be made to any interest payment made on that succeeding business day.

Form of notes: CUSIP: Calculation Agent:	Book-Entry 86802WAD0 SunTrust Bank, our affiliate.

Listing:	The notes will not be listed on any U.S. securities exchange or quotation system.

Agent:	SunTrust Robinson Humphrey, Inc., our affiliate.

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ILLUSTRATIVE EXAMPLES

The following examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning the levels of the Reference Asset on each observation date. We cannot predict the closing level of the Reference Asset on any observation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical initial level and hypothetical strike level used in the table and examples below are not the actual initial level or actual strike level of the Reference Asset. You should not take these examples as an indication or assurance of the expected performance of the Reference Asset or return on the notes. Your return on the notes may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by SunTrust. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The tables below illustrate the interest payments on a $1,000 investment in the notes based on a hypothetical performance of the Reference Asset. The results in the examples are based solely on the assumptions outlined below. The interest payments shown in the examples assume that the notes are held to maturity. You should consider carefully whether the notes are suitable to your investment goals.

Example 1: The closing level of the Reference Asset does not equal or exceed the strike level of the Reference Asset on any observation date during the term of the notes

• Principal Amount:	$1,000
• Hypothetical Initial Level:	1,290 (the actual initial level of the Reference Asset will be determined on the pricing date)
• Hypothetical Strike Level:	1,419 (the actual strike level will equal 105% to 110% of the initial level and will be determined on the pricing date)

		Interest Payments
Observation Dates	Closing Level	Initial Coupon	Minimum Coupon	Contingent Coupon
6 Month	N/A	3.00% p.a.	N/A	N/A
1 Year	N/A	3.00% p.a.	N/A	N/A
1.5 Years	N/A	3.00% p.a.	N/A	N/A
2 Years	N/A	3.00% p.a.	N/A	N/A
2.5 Years	1,300	N/A	1.00% p.a	No
3 Years	1,326	N/A	1.00% p.a	No
3.5 Years	1,336	N/A	1.00% p.a	No
4 Years	1,326	N/A	1.00% p.a	No
4.5 Years	1,336	N/A	1.00% p.a	No
5 Years	1,363	N/A	1.00% p.a	No

In this hypothetical example, the closing level of the Reference Asset did not equal or exceed the strike level on any observation date, so only the minimum coupon of 1.00% per annum is paid after the first two years.

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Example 2: The closing level of the Reference Asset exceeds the strike level of the Reference Asset on several observation dates during the term of the notes

• Principal Amount:	$1,000
• Hypothetical Initial Level:	1,290 (the actual initial level of the Reference Asset will be determined on the pricing date)
• Hypothetical Strike Level:	1,419 (the actual strike level will equal 105% to 110% of the initial level and will be determined on the pricing date)

		Interest Payments
Observation Dates	Closing Level	Initial Coupon	Minimum Coupon	Contingent Coupon
6 Month	N/A	3.00% p.a.	N/A	N/A
1 Year	N/A	3.00% p.a.	N/A	N/A
1.5 Years	N/A	3.00% p.a.	N/A	N/A
2 Years	N/A	3.00% p.a.	N/A	N/A
2.5 Years	1,300	N/A	1.00% p.a	No
3 Years	1,326	N/A	1.00% p.a	No
3.5 Years	1,336	N/A	1.00% p.a	No
4 Years	1,349	N/A	1.00% p.a	No
4.5 Years	1,449	N/A	No	5.00% p.a.
5 Years	1,459	N/A	No	5.00% p.a.

In this hypothetical example, the closing level of the Reference Asset exceeded the strike level of the Reference Asset on several observation dates, so both the minimum and the contingent coupons were paid.

Example 3: The closing level of the Reference Asset exceeds the strike level of the Reference Asset on each observation date during the term of the notes

• Principal Amount:	$1,000
• Hypothetical Initial Level:	1,290 (the actual initial level of the Reference Asset will be determined on the pricing date)
• Hypothetical Strike Level:	1,419 (the actual strike level will equal 105% to 110% of the initial level and will be determined on the pricing date)

		Interest Payments
Observation Dates	Closing Level	Initial Coupon	Minimum Coupon	Contingent Coupon
6 Month	N/A	3.00% p.a.	N/A	N/A
1 Year	N/A	3.00% p.a.	N/A	N/A
1.5 Years	N/A	3.00% p.a.	N/A	N/A
2 Years	N/A	3.00% p.a.	N/A	N/A
2.5 Years	1,425	N/A	No	5.00% p.a.
3 Years	1,454	N/A	No	5.00% p.a.
3.5 Years	1,464	N/A	No	5.00% p.a.
4 Years	1,478	N/A	No	5.00% p.a.
4.5 Years	1,578	N/A	No	5.00% p.a.
5 Years	1,588	N/A	No	5.00% p.a.

In this hypothetical example, the closing level of the Reference Asset exceeded the strike level of the Reference Asset on each observation date, so on each interest payment date after the first two years the contingent coupon was paid on the notes.

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RISK FACTORS

We urge you to read the sections entitled “Risk Factors” in each of the accompanying product supplement no. CCN-2, prospectus supplement and index supplement no. 1. Investing in the notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset or the Reference Asset itself, as applicable. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying index supplement, product supplement no. CCN-2, prospectus supplement and prospectus. The notes will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Credit risk of SunTrust Banks, Inc.

The notes are senior, unsecured debt obligations of the issuer, SunTrust Banks, Inc., and are not, either directly or indirectly, an obligation of any third party. The notes are not deposits or other obligations of SunTrust Bank or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Any payment to be made on the notes depends on the ability of SunTrust Banks, Inc. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of SunTrust Banks, Inc. (including any downgrade in our credit rating) may affect the market value of the notes and, in the event that SunTrust Banks, Inc. defaults on its obligations, you may not receive the amounts owed to you under the terms of the notes.

Your potential return on the notes is limited and may not reflect the full performance of the Reference Asset.

In the first two years, the interest payments are fixed regardless of the performance of the Reference Asset. Thereafter, the interest payments will not exceed the contingent coupon rate, even if the performance of the Reference Asset greatly exceeds the Strike Level. In such circumstances, your return on the notes may be less than the return you would have received if you had invested directly in the Reference Asset.

After the first two years, you may not receive periodic interest payments greater than the minimum coupon.

As a holder of the notes, after the first two years, you will not receive periodic interest payments on any interest payment date greater than the minimum coupon rate if the closing level of the Reference Asset on the immediately preceding observation date was less than the strike level of the Reference Asset. If the closing level of the Reference Asset on each observation date is less than the strike level of the Reference Asset, you will only receive the minimum coupon rate after the first two years.

The level of the SPX will be measured only on the observation dates. Even if the closing level of the SPX exceeds the strike level prior to or after one or more observation dates, you may not receive interest payments greater than the minimum coupon rate.

The closing level of the SPX will be measured only twice in each calendar year on the relevant semi-annual observation date. Even if the level of the SPX exceeds the strike level of the SPX for an extended period of time prior to or after an observation date, if the closing level of the SPX on an observation date does not equal or exceed the strike level, only the minimum coupon will be payable in respect of your notes on the immediately following interest payment date.

In addition, the closing level of the SPX on each observation date will be used to determine whether the level of the SPX on such observation date equals or exceeds the strike level of the SPX. Even if the level of the SPX equals or exceeds the strike level of the SPX at some point in time on an observation date, if the closing level of the SPX on that observation date does not equal or exceed the strike level of the SPX, only the minimum coupon will be payable in respect of your notes on the immediately following interest payment date.

Changes that affect the Reference Asset will affect the market value of the notes and the amount you will receive.

The policies of the reference sponsor concerning additions, deletions and substitutions of the stocks comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those stocks included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the notes.

Certain built-in costs are likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity described in this free writing prospectus is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission, the estimated cost of SunTrust hedging its obligations under the notes and certain structuring and development costs. As a result, the price, if any, at which STRH will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

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The notes will not be listed on any securities exchange or quotation system. The notes are intended to be held to maturity and secondary trading of the notes may be limited.

The notes will not be listed on any securities exchange or quotation system, and there may be little or no secondary market for the notes. The notes are intended to be held to maturity and are not intended to be short-term trading instruments. STRH may make a market in the notes, but is under no obligation to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily, and the price at which you will be able to sell your notes is likely to depend on the price, if any, that STRH is willing to pay for the notes. You may only be able to sell your notes at a dollar price less than the amount that you paid for your notes. If STRH does make a market in the notes, STRH may then cease acting as a market maker at any time and if it does, it is likely that you will be unable to sell your notes.

Potential conflicts.

SunTrust and its affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and in connection with hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We will not have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

U.S. federal income tax treatment.

We intend to treat the notes as debt instruments that are subject to the special rules governing contingent payment debt obligations for U.S. federal income tax purposes. U.S. Holders (as defined in the accompanying product supplement no. CCN-2) generally will be required under these rules to include original issue discount in gross income each year on a constant yield to maturity basis using the “comparable yield” for the notes (as set forth herein), subject to adjustment to take into account any differences between actual payments and projected payments on the notes. The comparable yield is used solely for U.S. federal income tax purposes and is neither a prediction nor a guarantee of what the actual yield will be on the notes. In addition, any gain recognized by a U.S. Holder on the sale, exchange or retirement of a note generally will be taxed as ordinary interest income. For additional information regarding the U.S. federal income tax consequences of investing in a note, holders should refer to the discussion under “U.S. Federal Income Tax Summary” below.

Many economic and market factors will impact the value of the notes.

In addition to the level of the Reference Asset on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Reference Asset;
•	the time to maturity of the notes;
•	the dividend rate on the stocks underlying the Reference Asset;
•	interest and yield rates in the market generally;
•	a variety of economic, financial, political, regulatory or judicial events; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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INFORMATION RELATING TO THE S&P 500® INDEX (“SPX”)

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the sponsor of the Reference Asset.*

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 24, 2006 through January 24, 2011. The closing level for the SPX on January 24, 2011 was 1290.84. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

For more information about the SPX, see “The S&P 500® Index” in the accompanying index supplement no. 1.

*“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®,” and “500®” are trademarks of Standard & Poor’s and have been licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on any observation date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed SunTrust Robinson Humphrey, Inc. (“STRH”), an affiliate of SunTrust, as the agent for the sale of the notes. STRH will purchase the notes from SunTrust for distribution to selected registered broker-dealers or will offer the notes directly to investors. STRH proposes to offer the notes at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of 2.00%, or $20.00, per $1,000 principal amount of notes. STRH may allow, and these selected dealers may re-allow, up to the full amount of the selling concession per $1,000 principal amount of notes on sales of such notes by other brokers or dealers and may pay referral fees to other broker-dealers of up to 2.00%, or $20.00, per $1,000 principal amount of notes.

In accordance with NASD Rule 2720 of the Financial Industry Regulatory Authority (FINRA), STRH may not make sales in this offering to any discretionary account without the prior written approval of the customer.

U.S. FEDERAL INCOME TAX SUMMARY

We intend to treat the notes as debt instruments that are subject to the special rules governing contingent payment debt obligations for U.S. federal income tax purposes. Holders should refer to the applicable discussions in the accompanying product supplement no. CCN-2 under “Certain U.S. Federal Income Tax Considerations,” including (i) in the case of U.S. Holders (as defined in the product supplement no. CCN-2), the discussions in the sections entitled “U.S. Holders – Taxation of Notes That Are Not Subject to a Loss of Principal Due to a Decline in the Price or Level of the Reference Asset” and “Backup Withholding and Information Reporting” and (ii) in the case of Non-U.S. Holders (as defined in the product supplement no. CCN-2), the discussions in the sections entitled “Non-U.S. Holders” and “Backup Withholding and Information Reporting.” Investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

In accordance with the rules governing contingent payment debt obligations, we have determined a “comparable yield” for the notes of             % per annum (compounded semi-annually). Based on this comparable yield, we have determined that the “projected payment schedule” for a note that has a principal amount of $1,000 and an issue price of $1,000 consists of four Semi-Annual Fixed Interest Payments of $15.00, and six Semi-Annual Interest Payments of $ plus a principal payment of $1,000 on the maturity date.

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The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of original issue discount in respect of the notes (and adjustments thereto), and we make no representation regarding the actual amounts of the payments that will be made on a note.

The following table is based on the comparable yield and projected payment schedule we have established for the notes, and shows the amounts of ordinary income that a calendar-year U.S. Holder that purchases a note on the issue date at an issue price of $1,000 and holds the note until maturity should be required to include in income each year (subject to adjustment to take into account any differences between actual and projected payments).

Tax Period	Interest deemed to accrue on a $1,000 principal amount for U.S. federal income tax purposes	Total Interest deemed to accrue on a $1,000 principal amount for U.S. federal income tax purposes

2011	$	$

2012	$	$

2013	$	$

2014	$	$

2015	$	$

2016	$	$

GENERAL

This free writing prospectus relates to one security offering linked to the Reference Asset identified on the cover page. The purchaser of a security will acquire a senior, unsecured debt security of SunTrust Banks, Inc. linked to a single Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of the notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the notes.

You should read this document together with the documents listed below, which together contain the terms of the notes and supersede all prior or contemporaneous oral statements as well as any other written materials. You should carefully consider, among other things, the matters set forth in the section entitled “Risk Factors” in this free writing prospectus and in each of the accompanying product supplement no. CCN-2, prospectus supplement and index supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes. As used herein, references to the “Issuer”, “SunTrust”, “we”, “us” and “our” are to SunTrust Banks, Inc.

SunTrust has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, product supplement no. CCN-2, and index supplement no. 1) with the US Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, product supplement no. CCN-2 and index supplement no. 1 in that registration statement and other documents SunTrust has filed with the SEC for more complete information about SunTrust and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, SunTrust, the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement no. CCN-2 and index supplement no. 1 if you request them by calling toll-free 1-877-863-9465.

Our Central Index Key, or CIK, on the SEC web site is 0000750556.

You may also obtain these documents on the SEC web site at www.sec.gov as follows:

•	Index Supplement No. 1 dated September 13, 2010 at:

http://www.sec.gov/Archives/edgar/data/750556/000119312510208495/d424b2.htm

•	Product Supplement No. CCN-2 dated October 7, 2010 at:

http://www.sec.gov/Archives/edgar/data/750556/000119312510225224/d424b2.htm

•	Prospectus Supplement dated September 10, 2010 at:

http://www.sec.gov/Archives/edgar/data/750556/000119312510208490/d424b2.htm

•	Prospectus dated September 3, 2009 at:

http://www.sec.gov/Archives/edgar/data/750556/000119312509186992/ds3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the notes. You may revoke your offer to purchase the notes at any time prior to the time at which we accept your offer by notifying STRH. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.

FWP-11

Free Writing Prospectus
Investor Suitability	FWP-2
Terms of the Notes	FWP-4
Illustrative Examples	FWP-6
Risk Factors	FWP-8
Information Relating to the S&P 500® Index	FWP-10
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-10
Certain U.S. Federal Income Tax Considerations	FWP-10
General	FWP-11
Index Supplement No. 1
Risk Factors	IS1-1
The S&P 500® Index	IS1-3
Other Components	IS1-7
Contingent Coupon Notes Product Supplement No. CCN-2
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-7
Pricing Supplement Overview	PS-15
Payments on the Notes	PS-16
Additional Terms of the Notes	PS-20
Certain U.S. Federal Income Tax Considerations	PS-27
Events of Default and Acceleration	PS-36
Validity of the Notes	PS-36
Series A Medium Term Notes Prospectus Supplement
About this Prospectus Supplement	S-1
Risk Factors	S-2
Description of Notes	S-10
The Depositary	S-34
Notes Offered on a Global Basis	S-36
Sponsors or Issuers and Reference Asset	S-40
Use of Proceeds and Hedging	S-40
United States Federal Taxation	S-42
ERISA Considerations	S-52
Plan of Distribution	S-54
Legal Matters	S-56
Prospectus
About this Prospectus	1
Where You Can Find More Information	1
Use of Proceeds	2
Validity of Securities	2
Experts	3

You should only rely on the information contained in this free writing prospectus, the accompanying index supplement no.
1, product supplement no. CCN-2, prospectus supplement
and prospectus. We have not authorized anyone to provide
you with information or to make any representation to you
that is not contained in this free writing prospectus, the
accompanying index supplement no. 1, product supplement
no. CCN-2, prospectus supplement and prospectus. If
anyone provides you with different or inconsistent
information, you should not rely on it. This free writing
prospectus, the accompanying index supplement no. 1,
product supplement no. CCN-2, prospectus supplement and
prospectus are not an offer to sell these notes, and these
documents are not soliciting an offer to buy these notes, in any jurisdiction where the offer or sale is not permitted.

SunTrust Banks, Inc.

$             Fixed to Contingent Coupon
Notes Linked to the S&P 500® Index
due February 23, 2016

February 1, 2011

FREE WRITING PROSPECTUS

© 2011 SunTrust Banks, Inc. SunTrust is a federally registered service mark of SunTrust Banks, Inc.

FWP-12